Exhibit 10.19

AMENDMENT #1 TO THE EQUITY PURCHASE AGREEMENT ENTERED INTO ON JANUARY 6, 2021

THIS AMENDMENT #1 (the “Amendment”) to the EPA (as defined below) is made effective as of January 14, 2021, by and between Andina Gold Corp., a Nevada corporation (the “Company”), and Peak One Opportunity Fund, L.P., a Delaware limited partnership (the “Holder”) (collectively the “Parties”).

BACKGROUND

A. The Company and Holder are the parties to that certain equity purchase agreement (the “EPA”) originally entered into by the Company and Holder on January 6, 2021.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. The reference to “24 months” in the definition of “Commitment Period” in the EPA shall be replaced with “36 months”.

2. This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the EPA. Except as specifically modified hereby, all of the provisions of the EPA, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first above written.

ANDINA GOLD CORP.			PEAK ONE OPPORTUNITY FUND, L.P.

By:	/s/ Christopher Hansen		By:	Peak One Investments, LLC,
	Name:	Christopher Hansen		General Partner
	Title:	Chief Executive Officer

By:	/s/ Jason Goldstein
	Name:	Jason Goldstein
	Title:	Managing Member